INVESTOR CONTACT:	Lois Lee
loislee@invacare.com
440-329-6435

Invacare Corporation Announces Executive Leadership Changes
Appoints Geoff Purtill as Interim Chief Executive Officer and Michael Merriman as Board Chairman
ELYRIA, Ohio (August 29, 2022) - Invacare Corporation (NYSE: IVC) today announced changes to its senior management team and Board of Directors to advance its previously announced business transformation initiatives, address supply chain challenges, and strengthen its financial performance. Geoffrey P. Purtill, who had been serving as the company’s Senior Vice President and General Manager, EMEA and APAC, was named interim President and Chief Executive Officer, replacing Matthew E. Monaghan, who has left from his role as Chairman, President and Chief Executive Officer, effective August 28, 2022.
The Board of Directors has commenced a search to identify and appoint a permanent CEO.
“After careful consideration, the Board determined that now is the right time for a change in leadership to oversee the successful execution of Invacare’s business transformation. We welcome Geoff who has distinguished himself throughout his tenure with Invacare. The Board has full confidence that he has the right skillset and industry experience to lead the company through this transition as we search for a permanent successor who can accelerate the achievement of our objectives. We thank Matt for his years of service. We look forward to having Geoff advance our strategic initiatives,” said Cliff Nastas, Invacare’s lead independent director.
The company also announced that Michael J. Merriman, Jr. was appointed as a director and named non-executive Chairman of the Board. Mr. Merriman, who previously served on Invacare’s Board and served as chair of its Audit Committee from 2014 to 2018, will also serve on the company’s Strategy Committee. As the independent Chairman of the Board, Mr. Merriman succeeds Cliff Nastas as the company's lead independent director.
“We are excited to welcome Mike Merriman back to the Board and know that his leadership, financial and business management acumen and experience in transforming underperforming businesses will be invaluable to the Board as we transform Invacare,” said Mr. Nastas.
About Geoffrey P. Purtill
Mr. Purtill served as the Senior Vice President and General Manager, EMEA and APAC since December 2021 and, prior to that, led Invacare’s global strategy efforts. Previously, he served for 11 years as Vice President and General Manager of the company's Asia Pacific region. Prior to joining Invacare, he held various sales, category management and supply chain leadership roles at Johnson & Johnson and Nestle. Mr. Purtill spent 14 years in the Australian Army where he was a Captain in the Intelligence Corps.
About Michael J. Merriman, Jr.
Mr. Merriman has served as an operating advisor of Resilience Capital Partners LLC, a private equity firm focused on principal investing in lower, middle-market underperforming and turnaround opportunities, from 2008 until 2017, and currently serves on the board of one of Resilience’s portfolio companies. Mr. Merriman is a director of Nordson Corporation (Nasdaq: NDSN), a manufacturer of products that dispense adhesives, coatings, sealants, biomaterials and other materials, and has served as Chairman of the Board since 2018. He also is a director of Regis Corporation (NYSE: RGS), a company that owns, franchises, and operates beauty salons, hair restoration centers and cosmetology education facilities, where he is chair of the audit committee and a member of the compensation committee. Mr. Merriman served as president and chief executive officer of Lamson & Sessions Co. (formerly, NYSE: LMS), a manufacturer of thermoplastic conduit, fittings and electrical switch and outlet boxes, from 2006 to 2007; and served as senior vice president and chief financial officer of American Greetings Corporation (formerly, NYSE: AM), a designer, manufacturer and seller of greeting cards and other social expression products, from 2005 until 2006. Mr. Merriman previously served as a director of OMNOVA Solutions Inc., a specialty chemical company, from 2008 until its sale in 2020. Mr. Merriman previously served as a director of Invacare Corporation from 2014 to 2018.
About Invacare Corporation
Invacare Corporation is a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. At its core, the company designs, manufactures and distributes medical devices that help people to move, breathe, rest and perform essential hygiene. The company provides clinically complex medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, chronic obstructive pulmonary disease (COPD), elderly, bariatric) ailments. The company's products are important parts of care for people with a wide range of challenges, from those who are active and involved in work or school each day and may need additional mobility or respiratory support, to those who are cared for in residential care settings, at home and in rehabilitation centers. The company sells its products principally to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors and government health services in North America, Europe and Asia/Pacific. For more information about the company and its products, visit Invacare's website at www.invacare.com.
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This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe future outcomes or expectations that are usually identified by words such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “forecast,” “believe,” and “anticipate” and include, for example, statements related to the company’s ability to address on-going supply chain challenges; sales and free cash flow trends; the impact of contingency plans and cost containment actions; the company’s liquidity and working capital expectations; the company’s future financial results; and similar statements. Actual results and events may differ significantly from those expressed or anticipated as a result of various risks and uncertainties, including the availability and cost to the company of needed products, components or raw materials from the company's suppliers, including delivery delays and production interruptions from pandemic-related supply chain challenges and supplier delivery holds resulting from past due payables; the duration and scope of the COVID-19 pandemic, the pace of resumption of access to healthcare, including clinics and elective care, and loosening of public health restrictions, or any reimposed restrictions on access to healthcare or tightening of public health restrictions, which could impact the demand for the company’s products; global shortages in, or increasing costs for, transportation and logistics services and capacity; actions that governments, businesses and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic or political or geopolitical crises, such as Russia's invasion of Ukraine, and actions taken in response, on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth, including negative conditions attributable to inflationary economic conditions; the effects of steps the company has taken or will take to reduce operating costs; the ability of the company to sustain profitable sales growth, achieve anticipated improvements in segment operating performance, convert high inventory levels to cash or reduce its costs; lack of market acceptance of the company's new product innovations; potential adverse effects of revised product pricing and/or product surcharges on revenues or the demand for the company's products; circumstances or developments that may make the company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives, in particular the key elements of its growth plans, such as its new product introductions, commercialization plans, additional investments in demonstration equipment, product distribution strategy in Europe, supply chain actions and global information technology outsourcing and ERP implementation activities; possible adverse effects on the company's liquidity, including (i) the company's ability to address future debt maturities or other obligations, including additional debt that may be incurred in the future or (ii) the company's ability to access the remaining portion of the financing under the July 2022 financing transactions (as discussed in the notes to the condensed consolidated financial statements) in the event of a failure to satisfy one or more of the applicable closing conditions; increases in interest rates or the costs of borrowing; potential limitations on the company’s business activities from obligations in the company’s debt agreements; adverse changes in government and third-party payor reimbursement levels and practices; decreased availability or increased costs of materials which could increase the company's cost of producing or acquiring the company's products, including the adverse impacts of tariffs and increases in commodity costs or freight costs; regulatory proceedings or the company's failure to comply with regulatory requirements or receive regulatory clearance or approval for the company's products or operations; adverse effects of regulatory or governmental inspections of the company's facilities at any time and governmental enforcement actions; exchange rate fluctuations, particularly in light of the relative importance of the company's foreign operations to its overall financial performance; and those other risks and uncertainties expressed in the cautionary statements and risk factors in the company's annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The company may not be able to predict and may have little or no control over many factors or events that may influence its future results and, except as required by law, shall have no obligation to update any forward-looking statements.